Exhibit 10.1

AMENDMENT NO. 7 TO EMPLOYMENT AGREEMENT

This Amendment No. 7 dated as of May 15, 2017 (this “Amendment”) to that certain Employment Agreement dated as of January 1, 1998, as amended, by and between Steven Madden, Ltd., a Delaware Corporation (the “Company”) and Arvind Dharia (the “Executive”), as amended.

W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of January 1, 1998, as amended by six prior amendments (the “Original Agreement”); and

WHEREAS, the Executive and the Company desire to amend the Original Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Effective as of the date of this Amendment, the Original Agreement is amended by the deletion of the first sentence of Section 5.5(a) in its entirety and the insertion of the following new provision in lieu thereof:

“(a) If, during the period commencing on 120 days prior to a Change of Control and ending on the day immediately prior to a Change of Control, the Executive’s employment shall have been terminated by the Corporation (other than For Cause) or by Executive for Good Reason (as defined below), the Executive shall receive, in cash, within 10 days of the date of such termination or resignation of employment, an amount equal to two and one-half (2.5) times (i) the annual Base Salary to which the Executive was entitled under Section 4.1 as of the date of termination or resignation of employment plus (ii) the average cash bonus received by the Executive for the preceding three-year period ending on the last previous December 31.”

2.	As hereinabove modified, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 7 to Employment Agreement on the date set forth above.

STEVEN MADDEN, LTD.

By	/s/ Edward Rosenfeld
Name:	Edward Rosenfeld
Title:	Chief Executive Officer

/s/ Arvind Dharia
Arvind Dharia
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